UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934.

                Date of Report (Date of Earliest even reported):
                                February 23, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)



        Nevada                                          88-0231200
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                    Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 227-5111
                 Company's telephone number, including area code

ITEM 8.01 Other Events

Gary Walters the newly elected CEO of NanoSignal stated "we have accepted the resignation of Mr. Scott Ervin at the February 18, 2005 meeting of the Board of Directors. Scott has done some great things for NanoSignal and we wish him well in his future endeavors" NanoSignal Corporation has also accepted the verbal resignation of Mr. Jim Slaton as secretary and treasurer. In filling the vacancy stated Dr Rupert Perrin we have decided that it will be in the best interest of our shareholders to elect Dr. Lawrence Madoff as treasure.

Dean Driscoll was considered by the board of directors and a recommendation by the CEO to the board as accepted and Dean will fill the vacancy left by Mr. Slayton whom verbally resigned and was accepted by the majority of the board of directors of NanoSignal Corporation, Dean will provide the operating standard by which we will remain Sarbanes Oxley Compliant in all aspects, there is know need to elaborate on Mr. Discroll background said CEO Gary Walters, Dean he has developed over the past several weeks familiarity with NNOS and its operations.


February 23, 2005                           NANOSIGNAL CORPORATION, INC.

                                            /s/ Gary W Walters
                                            ----------------------
                                            Gary W Walters, CEO